Exhibit 21.1

EXHIBIT 21.1 PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

AK Chemie GmbH (Germany)

Alcor Chemie Vertriebs GmbH (Switzerland)

Innospec Active Chemicals LLC (USA)

Innospec Deutschland GmbH (Germany)

Innospec Developments Limited (U.K.)

Innospec Environmental Limited (U.K.)

Innospec Finance Limited (U.K.)

Innospec France SA (France)

Innospec Fuel Specialties LLC (USA)

Innospec International Limited (U.K.)

Innospec Leuna GmbH (Germany)

Innospec Limited (U.K.)

Innospec Sweden AB (Sweden)

Innospec Valvemaster Limited (U.K.)

Innospec Widnes Limited (U.K.)

Novoktan GmbH (Germany)

Octel Innovations Limited (U.K.)